                                                                   EXHIBIT 10.10


                               INDEMNITY AGREEMENT

     This Indemnity Agreement (this Agreement) dated as of [________] 1997, is by and between Club Regina Resorts, Inc., a Nevada corporation (the Company), and the person whose name is set forth on the signature page hereof under the heading "INDEMNITEE" (Indemnitee).


                                 R E C I T A L S


     A. Indemnitee will serve as an officer and/or director of the Company, and the Company wishes Indemnitee to serve in such capacity;

     B. the Company's Bylaws (the Bylaws), and its Articles of Incorporation (the Articles), provide for the indemnification of the directors, officers, employees and agents of the Company and also provide that the Company can further indemnify such parties pursuant to an agreement or otherwise;

     C. the Nevada General Corporation Law, as amended (the NGCL), specifically provides that indemnification and advancement of expenses provided in such statute shall not be exclusive of any other rights under any agreement, and thereby contemplates that agreements may be entered into between the Company and its directors, officers, employees and agents with respect to the indemnification of such persons; and

      D. to induce Indemnitee to serve as an officer and/or director of the Company in the future, the Company has deemed it to be in its best interest to enter into this Agreement with Indemnitee.

                               W I T N E S S E T H

     NOW, THEREFORE, in consideration of Indemnitee's agreement to serve as an officer or a member of the Company's Board of Directors (the Board) beginning [_______], the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto stipulate and agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following capitalized terms shall have the meanings ascribed to them in this Section.

     Action - any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

     Affiliate -                    any corporation, partnership (general or
                                    limited), limited liability company, joint
                                    venture, trust, or any other organization or
                                    enterprise, foreign or domestic (i) in which
                                    the Company owns, either directly or
                                    indirectly, more than 50% of the outstanding
                                    voting capital stock or other ownership
                                    interest or (ii) over which the Company,
                                    either directly or indirectly, exercises, or
                                    has the ability to exercise, control or
                                    dominion.

     Agent - a duly appointed and authorized officer, director, employee, agent, representative, or fiduciary.

     Board - the Board of Directors of the Company as constituted from time to time.

     Change in Control -            shall have occurred if the Company's
                                    stockholders approve (x) a merger or
                                    consolidation of the Company with any other
                                    entity (other than a merger or consolidation
                                    which would result in the Company's voting
                                    securities outstanding immediately prior
                                    thereto continuing to represent (either by
                                    remaining outstanding or by being converted
                                    into voting securities of the surviving
                                    entity) at least 51% of the combined voting
                                    power of the voting securities of the
                                    Company or such surviving entity outstanding
                                    immediately after such merger or
                                    consolidation), (y) a plan of complete
                                    liquidation of the Company or (z) an
                                    agreement or agreements for the sale or
                                    disposition, in a single transaction or a
                                    series of related transactions, by the
                                    Company of all or substantially all of its
                                    property and assets.  Notwithstanding the
                                    foregoing, events otherwise constituting a
                                    Change in Control in accordance with the
                                    foregoing shall not constitute a Change in
                                    Control if such events are solicited by the
                                    Company and are approved, recommended or
                                    supported by the Board in actions taken
                                    prior to, and with respect to, such events.

     Damages -                      losses, penalties, fines, judgments, amounts
                                    paid in settlement, or other damages and
                                    expenses (including reasonable legal and
                                    investigative expenses).

     Enterprise  -                  a corporation, general partnership limited
                                    partnership, limited liability company,
                                    joint venture, trust or any other
                                    organization or enterprise.

     Nevada Court -                 a court in the State of Nevada.

     2. AGREEMENT TO SERVE. Indemnitee will serve as an officer or a director of the Company and/or its Affiliates at the will of the Company or under separate contract, if such exists, and/or will serve as an officer or a director of such other Affiliate Enterprise as the Company may request, and shall act in each such capacity so long as he is duly authorized by the Company in accordance with the Bylaws or Articles or until such time as Indemnitee tenders his resignation in writing at the office of the Company.



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     3.   INDEMNIFICATION

          (a)  GENERAL INDEMNIFICATION.

               (i) Subject to the exclusions set forth in Section 9, the Company shall indemnify Indemnitee:

                    (1) If Indemnitee is a person who was or is a party or is threatened to be made a party to any Action (other than an action by or in the right of the Company or any of its Affiliates), because he is or was acting as an Agent of the Company or any of its Affiliates, or is or was serving at the request of the Company as an Agent of another Enterprise, or because of anything done or not done by him in any such capacity, against Damages incurred by him in connection with the investigation, defense or appeal of such Action if:

                         (a) in the case of a civil, administrative or
                    investigative (other than criminal) action, suit or proceeding, he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; or


                         (b) in the case of a criminal action, suit or
                     proceeding, he reasonably believed his conduct was lawful;


                     (2) If Indemnitee is a person who was or is a party or is
               threatened to be made a party to any Action by or in the right of the Company or any of its Affiliates to procure a judgment in its favor because he is or was acting as an Agent of the Company or any of its Affiliates, or is or was serving at the request of the Company as an Agent of another Enterprise, or because of anything done or not done by him in any such capacity, against all Damages incurred by him in connection with the investigation, defense, settlement or appeal of such Action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; provided, however, that no indemnification under this subsection shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Company or any of its Affiliates unless and then only to the extent that a Nevada Court or the court in which such Action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Nevada Court or such other court shall deem proper; and


               (ii) To the extent Indemnitee has been successful on the merits or otherwise in defense of any Action referred to in Section 3(a)(i), or in the defense of any claim, issue or matter described therein, against all Damages incurred by him in connection with the investigation, defense or appeal of such Action.



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          (b) ADDITIONAL INDEMNITY. The parties hereto intend that Indemnitee shall be indemnified pursuant to this Agreement to the fullest extent authorized and permitted by the provisions of the Articles, Bylaws, NGCL, or any other applicable law. If the Articles, Bylaws, NGCL, or any other applicable law is amended or modified after the date hereof, the parties hereby agree that Indemnitee shall be entitled any additional indemnification rights resulting from such amendment or modification, but only to the extent that such amendment or modification permits the Company to provide broader indemnification rights than the Articles, Bylaws, NGCL, or applicable law permitted the Company to provide prior to such amendment or modification.


          (c) INDEMNIFICATION OF ESTATE. If Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, the Company shall indemnify Indemnitee's estate and his spouse, heirs, administrators, and executors against, and the Company shall, and does hereby agree to, assume any and all Damages incurred by or for Indemnitee or his estate in connection with the investigation, defense, settlement or appeal or any such Action. Further, when requested in writing by the spouse of Indemnitee and/or the heirs, executors or administrators of Indemnitee's estate, the Company shall provide appropriate evidence of the Company's agreement set out herein to indemnify Indemnitee against and to assume such Damages.


          (d) PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Damages incurred by or for him in the investigation, defense, appeal or settlement of such Action but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee against the portion thereof to which Indemnitee is entitled.

     4. NOLO CONTENDERE. The termination of any Action which is covered by this Agreement by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption for the purposes of this Agreement that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     5.   PAYMENT OF CLAIMS; DETERMINATION OF INDEMNIFICATION RIGHTS

          (a) DETERMINATION OF RIGHT TO INDEMNIFICATION. Anything contained elsewhere herein to the contrary notwithstanding, the determination as to whether or not Indemnitee has met the standard of conduct required to qualify and entitle him, partially or fully, to indemnification under the provisions hereof shall be made by the Board by a majority vote of a quorum consisting of directors who were not parties to the subject Action; provided, however, that if such quorum is not obtainable, the Board, by a majority vote of disinterested directors, shall appoint independent legal counsel (who may be the outside counsel regularly employed by the Company), which will issue a written opinion stating whether Indemnitee has met the appropriate standard of conduct set forth herein; provided further, if all directors are deemed to be interested, such independent legal counsel shall be appointed by a majority vote of the entire Board. The fees and expenses of counsel in connection with making said determination shall be paid by the Company and, if requested by such counsel, the Company shall give such counsel



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
     an appropriate written agreement with respect to the payment of its fees and expenses and such other matters as may be reasonably requested by counsel.

          (b) CLAIMS FOR INDEMNIFICATION. Indemnitee shall make any and all claims for indemnification or requests for advances covered by this Agreement in writing. Such written claim or request shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by Indemnitee.


           (c) JUDICIAL REVIEW OF INDEMNIFICATION. Notwithstanding Section 5(a), Indemnitee may, either before or within two years after a determination regarding indemnification has been made pursuant to the terms of this Agreement, petition a Nevada Court or any other court of competent jurisdiction to determine whether Indemnitee is entitled to indemnification pursuant to the provisions hereof, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such Action without having made such determination. Such court shall, as petitioned, make an independent determination of whether Indemnitee was entitled to indemnification pursuant to his Agreement, and, if so, the extent of such indemnification. If the court shall determine that Indemnitee is entitled to indemnification hereunder as to any claim, issue, or matter involved in the Action with respect to which there has been no prior determination pursuant hereto or with respect to which there has been a prior determination pursuant hereto that Indemnitee was not entitled, or was only partially entitled, to indemnification hereunder, the Company shall pay all Damages incurred by Indemnitee in connection with such judicial determination , as well as the amount of indemnification specified by such court (to the extent that such indemnification has not already been paid).

           (d) BURDEN OF PROOF. If under applicable law the entitlement of Indemnitee to be indemnified under this Agreement depends on whether a standard of conduct has been met, the burden of proof of establishing that Indemnitee did not act in accordance with such standard of conduct shall rest with the Company. Indemnitee shall be presumed to have acted in accordance with such standard and be entitled to indemnification or advancement of expenses hereunder, as the case may be, unless, based upon a preponderance of the evidence, it shall be determined by the party reviewing Indemnitee's conduct that the Indemnitee did not meet such standard.

     6. CHANGE IN CONTROL. If there has not been a Change in Control after the date hereof, the determination of the (i) rights of Indemnitee to indemnification and payment of losses and expenses under this Agreement or under the provisions of the Articles, Bylaws, and the NGCL, (ii) standard of conduct and (iii) evaluation of the reasonableness of amounts claimed by Indemnitee shall be made in accordance with Section 5(a) or in such other manner as may be required by the NGCL or other applicable law. If there has been a Change in Control after the date hereof, such determination and evaluation shall be made by a special, independent counsel (which may be the outside counsel regularly employed by the Company) who is selected by Indemnitee and approved by the Company, which approval shall not be unreasonably withheld.



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
     7. LIMITATION OF ACTIONS; RELEASE OF CLAIMS. No Action shall be brought and no cause of Action shall be asserted by or on behalf of the Company, or any of its Affiliates, against Indemnitee, his spouse, heirs, executors, or administrators after the expiration of two years from the date Indemnitee ceases (for any reason) to serve in any one or more of the capacities covered by this Agreement, and any claim or cause of Action of the Company, or any of its Affiliates, shall be extinguished and deemed released unless asserted by filing of a legal Action within such two year period.


     8. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents, instruments and papers and take all actions reasonably requested by the Company to implement such subrogation rights.

     9. LIMITATION OF INDEMNIFICATION RIGHTS. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee:

          (a) for which payment is actually made to Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

          (b) for which Indemnitee has already been indemnified by the Company or any of its Affiliates or any other Enterprise of which Indemnitee serves as Agent by request of the Company, otherwise than pursuant to this Agreement;

          (c) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory law or common law;

          (d) brought about or contributed to by the knowingly fraudulent, deliberate, dishonest or willful misconduct of Indemnitee; or

          (e) for which indemnification under this Agreement is determined by a final adjudication of a court of competent jurisdiction to be unlawful and violative of public policy.

     10. PARTICIPATION BY THE COMPANY. With respect to any such Action as to which Indemnitee notifies the Company of the commencement thereof:

          (a) Company will be entitled to participate therein at its own expense;

          (b) Except as otherwise provided below, to the extent that it may wish, the Company (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After receipt of notice from the Company to Indemnitee of the Company's election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for



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     any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Action but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless: (i) the employment of counsel by Indemnitee has been authorized by the Company,
     (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to this Agreement. The Company shall not be entitled to assume the defense of any Action brought in the name of or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

          (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Action effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not settle any Action in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent, which consent shall not be unreasonably withheld.


     11.  ADVANCES

          (a) ADVANCES. Upon any threatened or pending Action in which Indemnitee is a party or is involved and which may give rise to a right of indemnification under this Agreement, following written request to the Company by Indemnitee, the Company shall promptly pay to Indemnitee amounts to cover expenses reasonably incurred (or to be reasonably incurred) by Indemnitee in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of Indemnitee to repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as provided in this Agreement and (ii) satisfactory evidence as to the amount of such expenses.

          (b) REPAYMENT OF ADVANCES OR OTHER EXPENSES. Indemnitee agrees that Indemnitee shall reimburse the Company for all expenses paid by the Company in defending any Action against Indemnitee upon and only to the extent that it shall be determined pursuant to this Agreement or by final judgment or other final adjudication under the provisions of the NGCL or any applicable law that Indemnitee is not entitled to be indemnified by the Company for such expenses.

     12. OTHER RIGHTS AND REMEDIES. Any indemnification or advance payment of expenses made pursuant to any provision in this Agreement shall be in addition to any other rights to which Indemnitee may be entitled in any capacity under any provision of law, the Bylaws and Articles, any governing instrument of any Affiliate, this or any other agreement, or pursuant to any vote of the governing body of any Affiliate or of disinterested members of the Board.



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     13.  INSURANCE

          (a) NO OBLIGATION TO MAINTAIN INSURANCE. The Company shall not under any circumstances be obligated to maintain an insurance policy or insurance policies providing officers' and directors' insurance (Insurance).


           (b) INSURANCE COVERAGE. If the Company maintains Insurance, Indemnitee shall be covered by such Insurance in accordance with its terms to the maximum extent of coverage applicable to any director or officer then serving the Company.


     14. DURATION. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Agent of the Company or any of its Affiliates or serves as an Agent at the request of the Company for any other Enterprise and shall continue thereafter so long as Indemnitee shall be subject to any possible Action because Indemnitee was an Agent of the Company or any of its Affiliates or serving in any other capacity referred to herein.


     15. NOTICE. Promptly after receipt by Indemnitee of notice of the commencement of any Action, Indemnitee shall, if he anticipates or contemplates making a claim for expenses or an advance pursuant to this Agreement, notify the Company of the commencement of such Action; provided, however, that any delay in so notifying the Company shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the Company shall not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement.

     16. INTENT OF PARTIES. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby to induce Indemnitee to serve as an officer and/or director of the Company and acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve in such capacity.

     17. EFFECTIVENESS OF AGREEMENT. This Agreement is effective for, and shall apply to, (i) any claim which is asserted or threatened before, on or after the date of this Agreement but for which no Action has been brought prior to the date hereof and (ii) any Action which is threatened before, on or after the date of this Agreement but which is not pending prior to the date hereof. This Agreement shall not apply to any Action which was brought before the date of this Agreement. So long as the foregoing is satisfied, this Agreement shall be effective for, and be applicable to, acts or omissions occurring to, on or after the date hereof.


     18.  MISCELLANEOUS

          (a) SEVERABILITY. If any provision of this Agreement shall be held to be unenforceable under any applicable law, then such unenforceability shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it enforceable, and if no such modification shall render it enforceable, then this Agreement shall be construed as if not containing the provisions held to be unenforceable, and the rights and obligations of the parties shall be construed and enforced accordingly.



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          (b)  ENTIRE AGREEMENT. This Agreement, those documents expressly referred to herein and any other documents of even date herewith embody the complete agreement and understanding between the parties hereto and supersede and pre-empt any prior understandings, agreements or representations between the parties, written, oral or otherwise, which may have related to the subject matter hereof in any way.

          (c) IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same instrument.

          (d) HEADINGS. The headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

          (e) USE OF CERTAIN TERMS. As used in this Agreement, the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

          (f) MODIFICATION; WAIVER; TERMINATION. No supplement, modification, or amendment, or termination of this Agreement shall be effective unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          (g) NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (return receipt requested) or sent by overnight delivery service, cable, telegram, or facsimile transmission to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

               (i) if to Indemnitee, to the address on the signature page hereof; and

               (ii) if to the Company, to:

               Club Regina Resorts, Inc.
               711 Louisiana, Suite 2310
               Houston, Texas 77002
               Attention:  President


               Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission or, as the case may be, personal delivery.



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          (h)  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF
     THE STATE OF NEVADA, EXCLUDING CONFLICT OF LAWS PRINCIPLES.

          (i) SURVIVAL; CONTINUATION. The rights of Indemnitee under this Agreement shall inure to the benefit of Indemnitee, his heirs, executors, administrators, personal representatives and assigns, and this Agreement shall be binding upon the Company, its successors and assigns. If the Company, in a single transaction or series of related transactions, sells, leases, exchanges, or otherwise disposes of all or substantially all of its property and assets, the Company shall, as a condition precedent to any such transaction, cause effective provision to be made so that the Persons acquiring such property and assets shall become bound by and replace the Company under this Agreement.



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.


                                               CLUB REGINA RESORTS, INC.


                                               By:
                                                  ----------------------------
                                               Douglas Y. Bech, Chairman


                                               INDEMNITEE


                                               By:
                                                  ----------------------------



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